Exhibit 99.1

ImClone Systems Incorporated (ticker: IMCL, exchange: NASDAQ) News Release - 6/5/03

ImClone Systems and Bristol-Myers Squibb Meet with the FDA to Discuss ERBITUX - cetuximab - Regulatory Filing

NEW YORK, June 5, 2003 (BUSINESS WIRE) -- ImClone Systems Incorporated (NASDAQ:IMCLE) and Bristol-Myers Squibb Company (NYSE:BMY) announced today that the Companies met with the U.S. Food and Drug Administration (FDA) to discuss clinical trial data including the Merck KGaA-sponsored 007 Phase II clinical trial of the investigational drug ERBITUX(TM) (cetuximab) in patients with metastatic colorectal cancer as well as data from completed ImClone Systems-sponsored clinical studies. Based on the outcome of this meeting, ImClone Systems intends to submit a Biologics License Application (BLA) to the FDA in the second half of 2003, for approval of ERBITUX for the treatment of metastatic colorectal cancer.

The 007 study was a randomized, two-arm, multi-center Phase II trial evaluating ERBITUX monotherapy and the combination of ERBITUX and irinotecan in 329 patients with irinotecan-refractory, EGFR-expressing colorectal cancer. The 007 study was presented June 1, 2003 at the American Society of Clinical Oncology annual meeting in Chicago, Illinois.

About ERBITUX (cetuximab)

ERBITUX is an investigational IgG1 monoclonal antibody designed to target and block the Epidermal Growth Factor Receptor (EGFR), which is expressed on the surface of certain cancer cells in multiple tumor types. ERBITUX was designed to bind to EGFR and help prevent natural ligands called growth factors from binding to the receptor and inducing phosphorylation, i.e., activation of signaling to the tumor. The most common drug-related adverse events reported in clinical trials of ERBITUX have been an acne-like rash and asthenia. Severe allergic reactions may occur in a small percentage of patients.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing a portfolio of targeted biologic treatments, designed to address the medical needs of patients with cancer. The Company's three programs include growth factor blockers, angiogenesis inhibitors and cancer vaccines. ImClone Systems' strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems is headquartered in New York City with additional administration, manufacturing and laboratory facilities in Somerville, New Jersey and Brooklyn, New York.

The matters discussed in this news release may include forward-looking statements which involve potential risks and uncertainties. Important factors that may cause actual results to differ materially include, but are not limited to, the risks and uncertainties associated with completing pre-clinical and clinical trials of the Company's compounds that demonstrate such compounds' safety and effectiveness; obtaining additional financing to support the Company's operations; obtaining and maintaining regulatory approval for such compounds and complying with other governmental regulations applicable to the Company's business; obtaining the raw materials necessary in the development of such compounds; consummating and maintaining collaborative arrangements with corporate partners for product development; achieving milestones under collaborative arrangements with corporate partners; developing the capacity to manufacture, market and sell the Company's products, either directly or with collaborative partners; developing market demand for and acceptance of such products; competing effectively with other pharmaceutical and biotechnological products; obtaining adequate reimbursement from third party payers; attracting and retaining key personnel; legal costs and the outcome of outstanding legal proceedings and investigations; obtaining patent protection for discoveries and risks associated with commercial limitations imposed by patents owned or controlled by third parties. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Bristol-Myers Squibb

Bristol-Myers Squibb Oncology is dedicated to the discovery, development and exhaustive exploration of innovative cancer fighting therapies that extend and enhance the lives of patients living with cancer. More than 40 years ago, Bristol-Myers Squibb built a unified vision for the future of cancer treatment. With expertise, dedication and resolve, that vision led to the development of a diverse global portfolio of anti-cancer therapies that are today's cornerstone of care. Today, thousands of scientists at Bristol-Myers Squibb's Pharmaceutical Research Institute are studying ways to improve current treatments and identify better, more effective medicines for the future.

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, market factors, competitive product development, governmental regulations and legislation, patent positions and litigation. There can be no guarantee that the clinical trials described in this release will be successful. Accordingly, there can be no guarantee that ERBITUX will receive regulatory approval or, if approved, will prove to be commercially successful. For further details and a discussion of these risks and uncertainties, see the company's Securities and Exchange Commission filings, including the company's 2002 annual report on Form 10-K. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SOURCE: ImClone Systems Incorporated

ImClone Systems Incorporated
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Jason Farber, 646/638-5063
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Bristol-Myers Squibb
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